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                                                                    EXHIBIT 23.3


               [Garb Grubbs Harris & Associates, Inc.. Letterhead]

                        CONSENT OF INDEPENDENT ENGINEERS

        We consent to the inclusion in this registration statement on Form S-1 for the Mewbourne Energy 01-02 Drilling Programs of the summary of the Reserve Report as of December 31, 2001, for Mewbourne Development Partners 92 GP, Mewbourne Development Partners 93-A, L.P., Mewbourne Development Partners 93-B, L.P., Mewbourne Development Partners 94-A, L.P. Mewbourne Development Partners 94-B, L.P., Mewbourne Development Partners 94-C, L.P., Mewbourne Energy Partners 94 Private, L.P., Mewbourne Energy Partners 95-A, L.P., Mewbourne Energy Partners 95-B, L.P., Mewbourne Energy Partners 96-A, L.P., Mewbourne Energy Partners 97-A, L.P., Mewbourne Energy Partners 98-A, L.P., and Mewbourne Energy Partners 99-A, L.P. as audited by us. We also consent to the reference therein to our firm as an "Independent Expert."

                                     /s/ Garb Grubbs Harris & Associates, Inc.
                                     -------------------------------------------
                                     Garb Grubbs Harris & Associates, Inc.

                                     Dallas, Texas
                                     March 12, 2001